FOR IMMEDIATE RELEASE:

May 3, 2004

                   CITGO Announces 2004 First Quarter Results

TULSA, Okla., -- Luis Marin, CITGO Petroleum Corporation's President and CEO, today announced that the company's first quarter net income was $35-million and operating income (income before interest and taxes) was $87-million. In comparison, 2003 first quarter net income was $140-million and operating income was $243-million, which included insurance recoveries totaling $118-million.

         "The first quarter of 2004 was a time of heavy turnaround activities at our refineries," said Marin. "Consequently, the average utilization at our light oils refineries was down and our refined products production was lower compared with the first quarter of last year. Despite the reduction, however, sales volumes were up for gasoline, jet fuel, and petrochemicals, and our asphalt sales jumped 79-percent, setting a new sales record.

         "At our Lake Charles, La. refinery," continued Marin, "we are proceeding with the crude vacuum expansion project, now 35-percent complete. This project will increase the crude processing capacity of the refinery by 105,000 barrels-per-day (bpd) and will allow us to process heavier crude streams from Venezuela. Additionally, as part of our Tier II program we are also constructing a second gasoline hydrotreating unit at Lake Charles," Marin concluded.

         Cash flows from operating activities in the first quarter of 2004 were $209-million, compared with $300-million in the first quarter of 2003 which included cash proceeds from insurance recoveries of $47-million. Depreciation and amortization expense was $87-million in the first quarter of 2004, compared with $79-million for the same quarter in 2003. CITGO 's capital expenditures for the first quarter of 2004 were $67-million, compared with $90-million for the same quarter in 2003.

EARNINGS CONFERENCE CALL

         CITGO's executive team will conduct a conference call on Tuesday, May 4, 2004, at 1:30 p.m. (CDT) to discuss first quarter 2004 earnings. Interested parties may access the call by dialing 1-888-428-4473. A recorded playback of the conference call will be available beginning on May 4 at 6:45 p.m. (CDT) and ending on May 18 at 11:59 p.m. (CDT). To access the

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recording inside the U.S. dial 1-800-475-6701, access code: 729810. To access the recording outside the U.S. dial 320-365-3844, access code: 729810.

ABOUT CITGO

         CITGO Petroleum Corporation is a leading refining and marketing company based in Tulsa, Okla., with approximately 4,000 employees and annual revenues of approximately $25 billion. CITGO's ultimate parent is Petroleos de Venezuela, S.A. (PDVSA), the national oil company of the Bolivarian Republic of Venezuela and its largest supplier of crude oil. CITGO operates fuels refineries in Lake Charles, La., Corpus Christi, Texas, and Lemont, Ill., and asphalt refineries in Paulsboro, NJ and Savannah, Ga. The company has long-term crude oil supply agreements with PDVSA for a portion of the crude oil requirements at these facilities. CITGO is also a 41-percent participant in LYONDELL-CITGO Refining LP, a joint venture fuels refinery located in Houston, Texas. CITGO's interests in these refineries result in a total crude oil capacity of approximately 865,000 barrels per day.

         Serving nearly 14,000 branded, independently owned and operated retail locations, CITGO is also one of the five largest branded gasoline suppliers within the United States.

FORWARD LOOKING STATEMENTS

         Except for the historical information contained in this release, certain of the matters discussed in this release may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "believe" and similar expressions generally identify a forward-looking statement. The factors that could cause actual results to differ materially from the forward-looking statements include general economic activity, developments in international and domestic petroleum markets, refinery turnarounds and operations as well as the other factors identified in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this release. We disclaim any duty to update any forward-looking statements.

                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
                      STATEMENT OF INCOME DATA (UNAUDITED)
                              (DOLLARS IN MILLIONS)

                                                      THREE MONTHS
                                                     ENDED MARCH 31,
                                              ----------------------------
                                                2004                2003
                                              --------            --------
Net sales                                     $6,655.2            $6,375.7
Cost of sales and operating expenses           6,540.8             6,205.8
                                              --------            --------
  Gross margin                                   114.4               169.9
Equity in earnings of LCR                         35.2                 9.1
Equity in earnings of affiliates                  10.8                 4.5
Insurance recoveries                                --               117.7
Other income (expense) - net                      (0.3)               14.9
                                              --------            --------
  Subtotal                                       160.1               316.1
Selling, general and administrative               73.6                73.3
                                              --------            --------
  Operating income                                86.5               242.8
Interest expense                                  32.3                24.4
                                              --------            --------
  Income before income taxes                      54.2               218.4
Income taxes                                      19.5                78.6
                                              --------            --------
  Net Income                                  $   34.7            $  139.8
                                              ========            ========




                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
                          SUMMARIZED BALANCE SHEET DATA
                              (DOLLARS IN MILLIONS)


                                               MARCH 31,
                                                  2004         DECEMBER 31,
                                              (UNAUDITED)         2003
                                              -----------      ------------
Current assets                                 $2,557.0         $2,379.3
Total assets                                    7,480.1          7,273.5

Current liabilities                             1,844.8          1,716.0
Total debt                                      1,492.9          1,501.8
Total liabilities                               4,943.0          4,772.0

Shareholder's equity                            2,537.1          2,501.5
Total capitalization                            4,030.0          4,003.3

                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
   SELECTED FEEDSTOCK, UTILIZATION AND PRODUCTION VOLUMETRIC DATA (UNAUDITED)
                                 (MBBLS PER DAY)


                                             THREE MONTHS ENDED MARCH 31, 2004           THREE MONTHS ENDED MARCH 31, 2003
                                          ---------------------------------------     ---------------------------------------
                                            LAKE     CORPUS                            LAKE      CORPUS
                                          CHARLES    CHRISTI     LEMONT     TOTAL     CHARLES    CHRISTI    LEMONT      TOTAL
                                          -------    -------     ------     -----     -------    -------    ------      -----
FEEDSTOCKS:
Crude oil throughput
  Sweet (1)                                  91          2         --         93         85          7          7         99
  Light/Medium sour (2)                      16          1         78         95         65         10         72        147
  Heavy sour (3)                             29          5         77        111         39         31         79        149
  Contract (heavy sour)                     170         70         --        240        122        110         --        232
                                            ---        ---        ---        ---        ---        ---        ---        ---
    Total crude oil                         306         78        155        539        311        158        158        627
Unfinished feedstocks                        23         90         18        131         55         62         14        131
                                            ---        ---        ---        ---        ---        ---        ---        ---
    Total feedstocks                        329        168        173        670        366        220        172        758
                                            ===        ===        ===        ===        ===        ===        ===        ===

Rated crude capacity at period end          320        157        167        644        320        157        167        644

Utilization of rated crude capacity          96%        50%        93%        84%        97%       101%        95%        97%

PRODUCTION:
Light fuels
  Gasoline                                  167         76         93        336        183         95         92        370
  Jet fuel                                   57         --         --         57         67         --          1         68
  Diesel/#2 fuel                             54         29         34        117         54         62         41        157
                                            ---        ---        ---        ---        ---        ---        ---        ---
    Total light fuels                       278        105        127        510        304        157        134        595
Petrochemicals and industrial products       60         60         43        163         76         63         39        178
                                            ---        ---        ---        ---        ---        ---        ---        ---
    Total production                        338        165        170        673        380        220        173        773
                                            ===        ===        ===        ===        ===        ===        ===        ===


(1) Sweet crude has a sulfur content of .5% or less.
(2) Light sour crude has an average API gravity of more than 31 degrees. Medium sour crude has an average API gravity of more than 25 degrees up to 31 degrees.
(3) Heavy sour crude has an average API gravity of 25 degrees or less.

Market Indicators (Dollars per Barrel, except as otherwise indicated)


                                                       THREE MONTHS
                                                      ENDED MARCH 31,
                                                   --------------------
                                                    2004          2003
                                                   ------        ------
West Texas Intermediate, "WTI" (sweet)             $35.33        $34.00
Crack Spreads:
  Gulf Coast 3/2/1                                   6.22          5.46
  Chicago 3/2/1                                      7.01          6.37
Crude Oil Differentials:
  WTI less WTS (sour)                                3.54          3.66
  WTI less Maya (heavy sour)                         9.45          7.57
  WTI less Bow River (Canadian)                      9.21          7.77
Natural Gas (per mmbtu)                              5.71          5.92

Source for crude and product indicators is Platts using a business day average. Source for natural gas is NYMEX using a business day average.